UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 25, 2019

IMH Financial Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-52611	23-1537126
(Commission File Number)	(IRS Employer Identification No.)

7001 N. Scottsdale Rd., Suite # 2050 Scottsdale, Arizona	85253
(Address of Principal Executive Offices)	(Zip Code)

480-840-8400
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Series B-4 Cumulative Convertible Preferred Stock Subscription Agreement:

On September 25, 2019, IMH Financial Corporation (the “Company”) entered into a Series B-4 Cumulative Convertible Preferred Stock Subscription Agreement (the “Subscription Agreement”) with JPMorgan Chase Funding Inc. (“JPM Funding”). Pursuant to the Subscription Agreement, JPM Funding agreed to purchase 1,875,000 shares (the “JPM Series B-4 Shares”) of Series B-4 Cumulative Convertible Preferred Stock, $0.01 par value per share, of the Company (the “Series B-4 Preferred Stock”), at a purchase price of $3.20 per share, for a total purchase price of $6,000,000. The Series B-4 Preferred Stock, together with the Series B-1 Cumulative Convertible Preferred Stock, $0.01 par value per share, of the Company (the “Series B-1 Preferred Stock”), the Series B-2 Cumulative Convertible Preferred Stock, $0.01 par value per share, of the Company (the “Series B-2 Preferred Stock”), and the Series B-3 Cumulative Convertible Preferred Stock, $0.01 par value per share, of the Company (the “Series B-3 Preferred Stock”, together with the Series B-1 Preferred Stock and the Series B-2 Preferred Stock, the “Existing Series B Preferred Stock") are collectively referred to in this Current Report as the “Series B Preferred Stock”. The Subscription Agreement contains various representations, warranties and other obligations and terms that are commonly contained in a subscription agreement of this nature. The Company intends to use the proceeds from the sale of these shares for general corporate purposes.

The Subscription Agreement is attached as Exhibit 10.1 to this Current Report and the description of the Subscription Agreement in this Item 1.01 is qualified in its entirety by reference to such agreement.

Rights and Preferences of the Series B-4 Preferred Stock:

The description below provides a summary of certain material terms of the Series B-4 Preferred Stock issued pursuant to the Subscription Agreement. The ensuing description is qualified in its entirety by reference to the text of the Certificate of Designation of Series B-4 Cumulative Convertible Preferred Stock (the “Series B-4 Certificate of Designation”) which is attached as Exhibit 3.1 to this Current Report. Capitalized terms not otherwise defined in this Current Report shall have the meaning ascribed to such terms in the Series B-4 Certificate of Designation. Certain of the rights and preferences of the Series B-4 Preferred Stock described in this Item 1.01 are set forth in the Series B-4 Certificate of Designation and in the Appendix thereto.

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Dividends. Dividends on the Series B-4 Preferred Stock are cumulative and accrue from the issue date and compound quarterly at the rate of 5.65% of the issue price per year, payable quarterly in arrears. The dividend rate is subject to increase in the event the Company is not in compliance with certain of its obligations to the holders of the Series B-4 Preferred Stock, as well as for other occurrences including, but not limited to, bankruptcy, default under indebtedness, judgments in excess of a certain amount, delinquent Securities and Exchange Commission (the “SEC”) filings, and the commencement of certain legal proceedings. Subject to certain dividend rights of holders of Class B Common Stock, par value $0.01 per share, of the Company (the “Class B Common Stock”), no dividend may be paid on any capital stock of the Company during any fiscal year unless all accrued dividends on the Series B Preferred Stock, including the Series B-4 Preferred Stock, have been paid in full, except for dividends on shares of Voting Common Stock, par value $0.01 per share, of the Company (the “Voting Common Stock”) payable in shares of Voting Common Stock; provided, however, that if the Company is in compliance with certain of its obligations to the holders of the Series B Preferred Stock, and (A) is not in default on any of its indebtedness and (B) has had EDITDA of greater than $12 million in the aggregate over the four most recently completed fiscal calendar quarters, the Company is permitted to pay quarterly dividends on the Voting Common Stock of up to $375,000 in the aggregate. In the event that any dividends are declared with respect to the Voting Common Stock or any Junior Stock, the holders of the Series B Preferred Stock are entitled to receive Additional Dividends as set forth in the Series B-4 Certificate of Designation.

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Liquidation Preference. Upon a Liquidation Event or a Deemed Liquidation Event of the Company, before any payment or distribution shall be made to or set apart for the holders of any Junior Stock, the holders of shares of the Series B-4 Preferred Stock will be entitled to receive a liquidation preference of 145% of the sum of the Original Price per share of the Series B-4 Preferred Stock plus all accrued and unpaid dividends; provided, that, if a share of the Series B-4 Preferred Stock would be entitled to an amount greater than its liquidation preference if it had been converted into a share of Common Stock immediately prior to the Liquidation Event or Deemed Liquidation Event, that share of the Series B-4 Preferred Stock shall be entitled to the amount it would have received on an as-converted basis.

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Optional Conversion. Each share of the Series B-4 Preferred Stock is convertible at any time by any holder thereof into a number of shares of Common Stock initially equal to the sum of the Original Price per share of the Series B-4 Preferred Stock plus all accrued and unpaid dividends, divided by the conversion price then in effect. The initial conversion price is equal to the Original Price per share of the Series B-4 Preferred Stock, subject to adjustment in the event of certain dilutive issuances, stock splits, combinations, mergers or reorganizations.

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Automatic Conversion. All issued and outstanding shares of the Series B-4 Preferred Stock will automatically convert into shares of Common Stock at the Conversion Price then in effect upon the closing of a sale of shares of Common Stock at a price equal to or greater than 2.25 times the Original Price per share of the Series B-1 Preferred Stock and the Series B-2 Preferred Stock, subject to adjustment, in a firm commitment underwritten public offering and the listing of the Common Stock on a national securities exchange resulting in at least $75,000,000 of gross proceeds to the Company.

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Optional Redemption. The Company may, at any time that a holder of the Series B-4 Preferred Stock holds less than fifteen percent of the number of shares of the Series B-4 Preferred Stock issued to such holder on the original issuance date, elect to redeem, out of legally available funds, the shares of the Series B-4 Preferred Stock held by such holder at a price (the “Redemption Price”) equal to the greater of (i) 145% of the sum of the Original Price per share of the Series B-4 Preferred Stock plus all accrued and unpaid dividends or (ii) the sum of the Tangible Book Value of the Company per share of Voting Common Stock plus all accrued and unpaid dividends, calculated pursuant to the terms of the Series B-4 Certificate of Designation as of the date of redemption.

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Redemption upon Demand. At any time after September 25, 2024, each holder of the Series B-4 Preferred Stock may require the Company to redeem, out of legally available funds, the shares of the Series B-4 Preferred Stock held by such holder at the Required Redemption Price.

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Redemption upon Specified Default Events. In the event of certain default events, breaches (including of operating covenants), a bankruptcy or the occurrence of certain other adverse events, including default on debt or non-appealable judgments against the Company in excess of certain amounts, failure to comply timely with the Company’s reporting obligations under the Exchange Act, or proceedings or investigations against the Company relating to any alleged noncompliance with certain laws or regulations, the holders of at least fifty-one percent (51%) of the shares of the Series B-4 Preferred Stock (the “Required Series B-4 Holders”) may require the Company to redeem, out of legally available funds, all shares of the Series B-4Preferred Stock at the Noncompliance Redemption Price.

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Voting Rights. Holders of the Series B-4 Preferred Stock are entitled to vote on an as-converted basis on all matters on which holders of Voting Common Stock are entitled to vote. At each election of directors, (A) upon JPM Funding transferring shares of the JPM Series B-4 Shares acquired by it on September 25, 2019 (the “Initial Issuance Date”) to a transferee (other than any Affiliates of JPM Funding or any Affiliate of JPMorgan Chase & Co. and other than in a Pre-Authorized Transfer) approved as required under the Series B-4 Certificate of Designation (the “Series B-4 Holder”), and for so long as the Series B-4 Holder owns greater than fifty percent (50%) of the number of shares of the JPM Series B-4 Shares issued on the Initial Issuance Date, or (B) for so long as JPM Funding owns at least fifty percent (50%) of the number of shares of the Series B-4 Preferred Stock acquired by it on the Initial Issuance Date and less than fifty percent (50%) of the number of shares of the Series B-3 Preferred Stock acquired by it on February 9, 2018 and less than fifty percent (50%) of the number of shares of the Series B-2 Preferred Stock acquired by it on April 11, 2017 (in the case of each of clauses (A) and (B) above, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar reorganization event affecting such shares), the holders of the Series B-4 Preferred Stock, voting as a single class, shall be entitled to elect one director (the “Series B-4 Director”). For the avoidance of doubt, JPM Funding shall not have the right to designate, vote, or fill a vacancy in respect of the Series B-4 Director if it is then entitled to designate, vote, or fill a vacancy in respect of the Series B-2 Director or the Series B-3 Director.

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At each election of directors, for so long as (A) upon JPM Funding transferring shares of the Series B-4 Preferred Stock to the Series B-4 Holder, and for so long as the Series B-4 Holder owns greater than fifty percent (50%) of the number of shares of the Series B-4 Preferred Stock issued on the Initial Issuance Date or (B) JPM Funding owns (i) at least fifty percent (50%) of the number of shares of the Series B-4 Preferred Stock acquired by it on the Initial Issuance Date, (ii) less than fifty percent (50%) of the number of shares of the Series B-2 Preferred Stock acquired by it on April 11, 2017 and (iii) less than fifty percent (50%) of the number of shares of the Series B-3 Preferred Stock acquired by it on February 9, 2018 (in the case of each of clauses (A) and (B) above, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar reorganization event affecting such shares), the holders of the Series B-4 Preferred Stock, voting as a single class, shall be entitled to designate, vote or fill a vacancy with respect to, by majority vote of the holders of each such series of the Series B Preferred Stock entitled to vote thereon, the Series B Director. The Series B Director, in order to be qualified as such, shall have been designated as a nominee for the position of the Series B Director in a writing furnished to the Corporation by the holders of the Series B Preferred Stock entitled to designate such Series B Director.

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Investment Committee. In the event JPM Funding has the right to designate, vote, or fill a vacancy in respect of the Series B-4 Director, the Investment Committee shall include the Series B-4 Director (provided such Series B-4 Director was designated as such by JPM Funding or any other Affiliate of JPMorgan Chase & Co.).

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Transfer Restrictions. Holders may not transfer or pledge their shares of the Series B-4 Preferred Stock without the consent of the Board, subject to applicable laws and the Company’s Certificate of Incorporation.

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Preemptive Rights. Any holder of the Series B-4 Preferred Stock that owns 10% or more of the outstanding shares of the Series B-4 Preferred Stock is also entitled to participate, on a pro rata basis in proportion to their as-converted Common Stock ownership, in any future equity issuances undertaken by the Company for the primary purpose of raising additional capital, subject to certain exceptions.

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Required Liquidation. Under the Series B-4 Certificate of Designation, if at any time the Company is not in compliance with certain of its obligations to the holders of the Series B Preferred Stock and fails to pay in full (i) the dividends on the Series B Preferred Stock as of the end of two consecutive fiscal quarters or (ii) the Redemption Price within 180 days following the later of (x) demand therefore resulting from such non-compliance and (y) September 25, 2020, unless the Required Holders and the Required Series B-4 Holders elect otherwise, the Company is required to use its best efforts to commence a liquidation of the Company.

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Restrictive Covenants. The Series B-4 Certificate of Designation also contains certain restrictive covenants, which require the consent of the Required Series B-4 Holders as a condition to the Company taking certain actions, including without limitation the following:

o
make, incur or permit to exist any operating expense or capital expenditure in excess of 105% of the amount budgeted therefor in the applicable approved annual budget with respect to any particular budget line item, or 103% of the aggregate amount of such budgeted expenses or capital expenditures, and use reasonable best efforts to avoid making, incurring or permitting to exist any operating expense or capital expenditure in excess of $250,000 not set forth in the Company’s approved annual budget;

o
enter into any agreement or arrangement that will likely involve payments by the Company or any of the Company’s subsidiaries in excess of $250,000 over the term thereof other than agreements or arrangements authorized in the Company’s approved annual budget;

o
sell, encumber or otherwise transfer certain assets, including individual loans and real estate owned assets and interests in any of the Company’s wholly owned subsidiaries, unless approved in the Company’s annual budget subject to certain other exceptions;

o	enter into, or be a party to, any affiliate transaction;

o
unless approved by the Investment Committee, make any advances or loans to, guarantee for the benefit of, or make any investment in, any other person, other than the Company’s wholly-owned subsidiaries;

o	dissolve, liquidate or consolidate the Company’s business;

o
enter into any agreement or plan of merger or consolidation, or engage in any merger or consolidation, unless, upon consummation, the Series B Preferred Stock (x) remains outstanding and unchanged, or (y) shall be converted into equity interests of the surviving entity that have the same relative designations, rights, powers, preferences and privileges provided for in the Series B-4 Certificate of Designation;

o	engage in any business activity not related to the ownership and operation of mortgage loans or real property or strictly incidental thereto;

o	enter into any new line of business other than the ownership and operation of real property, mortgage loans and activities strictly incidental thereto;

o	commence or permit any subsidiary to commence any bankruptcy or similar proceeding;

o
make any capital contribution to or purchase, redeem, acquire or retire any securities in any other person, or cause or permit any reduction or retirement of the capital stock, partnership interests, membership interests of the Company and its subsidiaries;

o	hire or terminate certain key personnel or consultants, subject to certain exceptions;

o	incur additional indebtedness, subject to certain exceptions;

o	permit the issuance by any subsidiary of any equity securities, subject to certain exceptions;

o
create or authorize the creation of, or issue, or authorize the issuance of senior preferred stock or parity stock, or any indebtedness or any security convertible into, exchangeable for or having option rights to purchase shares of senior preferred stock or parity stock;

o	reclassify any class or series of Voting Common Stock into shares with a preference or priority as to dividends or assets superior to or on a parity with the Series B Preferred Stock;

o	engage any auditor that is not a nationally recognized accounting firm; or

o	amend, alter, waive or repeal any provision of the Certificate of Incorporation or bylaws in a manner that may adversely affect the holders of the Series B Preferred Stock.

The foregoing description is qualified in its entirety by reference to the text of the Series B-4 Certificate of Designation, which is filed as Exhibit 3.1 to this Current Report.

Third Amended and Restated Investment Agreement

On September 25, 2019, concurrent with the execution of the Subscription Agreement, the Company, JCP Realty Partners, LLC, a Delaware limited liability company (“JCP Realty”), Juniper NVM, LLC, a Delaware limited liability company (“Juniper NVM,” and collectively with JCP Realty, “Juniper”), and JPM Funding entered into a Third Amended and Restated Investment Agreement (the “Investment Agreement”) pursuant to which the Company made certain representations and agreed to abide by certain covenants, including, but not limited to, (i) a covenant that the Company take all commercially reasonable actions as are reasonably necessary for the Company to be eligible to rely on the exemption provided by Section 3(c)(5)(C) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), commonly referred to as the “Real Estate Exemption” and to use its best efforts to remain eligible to rely on that exemption at all times thereafter; and (ii) a covenant that the Company, within five (5) days of filing a quarterly or annual report with the SEC, deliver to Juniper and JPM Funding a written statement setting forth in reasonable detail the information and calculations reasonably necessary for Juniper and JPM Funding to determine whether the Company is then in compliance with the Real Estate Exemption or in the event the

Company is not then in compliance, cause to be delivered to Juniper and JPM Funding a written opinion of the Company’s outside legal counsel that the Company is not an investment company as defined in Section 3(a)(1) of the Investment Company Act without relying on an exclusion from the definition of “investment company” in Section 3(b) or Section 3(c) of the Investment Company Act or an exclusion in any rule promulgated under the Investment Company Act. The Investment Agreement further provides that the Company may not take any action, the result of which would reasonably be expected to cause the Company to become ineligible for the Real Estate Exemption without the prior written consent of Juniper and JPM Funding. The Company further agreed to refrain from taking certain actions prohibited by Section 13 of the Bank Holding Company Act of 1956, as amended (the “BHCA”), and the rules and regulations adopted thereunder, until such time as JPM Funding determines, in its sole discretion, that JPM Funding could not be deemed to be an affiliate of the Company for purposes of the BHCA. In the event JPM Funding determines, in its sole discretion, that the Company violates any of the above covenants, and that violation is not cured within the period of time specified in the Investment Agreement, Juniper and JPM Funding have the right to demand that the Company purchase all of their shares of the Series B Preferred Stock at the Required Redemption Price as set forth in the Series B-4 Certificate of Designation.

The Investment Agreement also provides that, for so long as Juniper owns at least 781,456 shares of the Series B-1 Preferred Stock (subject to adjustment as provided in the Investment Agreement), (i) approval by the Required Holders under the Second Amended and Restated Certificate of Designation of Series B-1 Cumulative Convertible Preferred Stock, Series B-2 Cumulative Convertible Preferred Stock and Series B-3 Cumulative Convertible Preferred Stock of the Company (the “Restated Certificate of Designation”) and under the Series B-4 Certificate of Designation will be deemed to have been obtained only if at least ninety-three percent (93%) of the outstanding shares of the Existing Series B Preferred Stock approve the matter at issue and (ii) on any matter requiring approval or consent of the Required Holders pursuant to the Restated Certificate of Designation and the Series B-4 Certificate of Designation, JPM Funding (or any transferee) will vote its shares of the Series B-4 Preferred Stock for or against such approval or consent to achieve the same result as the vote of the holders of the Existing Series B Preferred Stock.

The foregoing description is qualified in its entirety by reference to the text of the Investment Agreement, which is filed as Exhibit 10.2 to this Current Report.

Second Amended and Restated Investors’ Rights Agreement:

On September 25, 2019, concurrent with the execution of the Subscription Agreement, the Company, Juniper, and JPM Funding entered into a Second Amended and Restated Investors’ Rights Agreement (the “Rights Agreement”). Pursuant to the Rights Agreement, Juniper and JPM Funding have certain demand and other registration rights to cause the shares of Company common stock issuable upon conversion of the shares of the Series B Preferred Stock to be registered under the Securities Act of 1933, as amended, (the “1933 Act”). These registration rights may not be exercised unless and until any of the Company’s equity securities are listed on a national securities exchange.

Pursuant to the Rights Agreement, a person holding at least 30% of any single series of the Series B Preferred Stock, or if none, the holders of 50% of the registrable securities (each, a “Major Investor”), have the right to demand the Company register that person(s)’ registrable securities on a Form S-11 or other similar long-form registration statement, provided that such demand rights are subject to certain limitations and conditions, including that the holder must expect that the registration of the shares will result in aggregate gross cash proceeds in excess of $10,000,000. Additionally, if all of the issued and outstanding shares of the Series B Preferred Stock are converted into Common Stock or a Major Investor has notified the Company of its intent to convert its shares of the Series B Preferred Stock into Common Stock, the Company will be obligated to file a registration statement with the SEC in accordance with Rule 415 promulgated under the 1933 Act. In addition to the foregoing registration rights, Major Investors have certain rights to cause their registerable shares to be a part of an underwritten offering, either through their demand rights or the shelf registration rights outlined above. The Rights Agreement imposes various conditions on the Major Investors’ rights thereunder, including, but not limited to, that the Company shall not be obligated to effect more than three (3) demand registrations, file a registration statement within 120 days after the effective date of a previous registration statement filed pursuant to the Rights Agreement, or effect an underwritten offering on behalf of the Major Investors within certain time frames.

The Rights Agreement also grants the stockholders that are a party thereto, piggyback rights whereby if the Company intends to register any of its securities (subject to certain exceptions, such as the filing of a Form S-8), the stockholders have the right to have all or a portion of their shares registered under that registration statement. The Rights Agreement sets forth various other obligations and rights on the respective parties, including providing the Major Investors certain information rights, and certain rights and obligations with respect to the preparation of registration statements, the Company’s obligation to keep any such registration statements effective for a certain period of time, and potential limitations on the number of shares of a Major Investor’s stock that may be included in any such registration statement.

The Rights Agreement is attached as Exhibit 4.1 to this Current Report and this description of the Rights Agreement is qualified in its entirety by reference to such agreement.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

On September 25, 2019, the Company sold 1,875,000 shares of the Series B-4 Preferred Stock, $0.01 par value per share, pursuant to the terms of the Subscription Agreement. The sale of the JPM Series B-4 Shares was effected pursuant to Section 4(a)(2) of the 1933 Act and Rule 506(b) promulgated thereunder as the Company (i) relied on JPM Funding’s representations that it is an “accredited investor” as that term is defined in Rule 501 promulgated under the 1933 Act; (ii) did not engage in any public advertising or general solicitation in connection with the offer and sale of such shares; (iii) reasonably believed that JPM Funding had access to all information about the Company it deemed necessary and understood the risks of acquiring the JPM Series B-4 Shares for investment purposes; and (iv) believed that JPM Funding acquired such shares for its own account. No commissions or other remuneration was paid in connection with this sale.

Section 5 – Corporate Governance and Management

Item 5.01 Changes in Control of Registrant.

Pursuant to the Investment Agreement, for so long as Juniper owns at least 781,456 shares of the Series B-1 Preferred Stock (subject to adjustment as provided in the Investment Agreement), the Company is required to obtain the approval of the holders of at least 93% of the outstanding shares of the Existing Series B Preferred Stock prior to taking certain actions. After taking into account its acquisition of the Series B-4 Preferred Stock as described in this Current Report, JPM Funding owns approximately 33.5% of the Company’s issued and outstanding equity securities and as a result has significant voting power with respect to any matters submitted to our stockholders for approval.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Series B Preferred Stock Series B-4 Certificate of Designation:

In connection with the issuance of the Series B-4 Preferred Stock as described in this Current Report, we filed the Series B-4 Certificate of Designation with the Secretary of State of the State of Delaware. The summary of the rights, privileges and preferences of the Series B-4 Preferred Stock set forth above in Item1.01 of the Current Report are qualified in their entirety by reference to the Series B-4 Certificate of Designation, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibits	Exhibit Description

3.1	Certificate of Designation of Series B-4 Cumulative Convertible Preferred Stock, dated September 25, 2019.

4.1	Second Amended and Restated Investors' Rights Agreement by and among IMH Financial Corporation, JCP Realty Partners, LLC, Juniper NVM, LLC and JPMorgan Chase Funding Inc., dated September 25, 2019.

10.1	Series B-4 Cumulative Convertible Preferred Stock Subscription Agreement by and between IMH Financial Corporation and JPMorgan Chase Funding Inc., dated September 25, 2019.

10.2	Third Amended and Restated Investment Agreement by and among IMH Financial Corporation, Juniper NVM, LLC, JCP Realty Partners, LLC and JPMorgan Chase Funding Inc., dated September 25, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 27, 2019

IMH FINANCIAL CORPORATION

By:	/s/ Lawrence D. Bain
Lawrence D. Bain Co-Chairman and Interim Chief Executive Officer